NEWCOURT RECEIVABLES ASSET TRUST

             CLASS A 6.79% ASSET BACKED NOTES, SERIES 1996-1

                             TERMS AGREEMENT

                                             Dated:  April 11, 1996

     To:                     First Union Capital Markets Corp.
                             ("First Union").

     Re: Underwriting Agreement dated April 11, 1996, which is incorporated herein in its entirety and made a part hereof.

     Series Designation:     Series 1996-1.

     Underwriters:           First Union.

     Indenture Trustee:      Fleet National Bank.

     Terms of the Notes:     See Annex A attached hereto.

     Distribution Dates:     The 20th calendar day of each month (if
                             such day is not a Business Day, the next succeeding Business Day), commencing on
                             April 22, 1996.

     Note Ratings:           AAA by Standard & Poor's Ratings Group.

     Credit Enhancement
       Provider:             None.

     Supplement:             Series 1996-1 Supplement, dated as of
                             April 15, 1996, among the Seller, the
                             Servicer, the Collateral Agent, the Is-
                             suer Trustee and the Indenture Trustee.

     Purchase Price:         The purchase price payable by the Under-
                             writer for the Series 1996-1 Class A
                             Notes covered by this Agreement will be
                             99.6000% of the principal amounts to be
                             issued.

     Registration Statement: 33-98378.

     Closing Date:           April 15, 1996, 9:00 a.m., New York
                             Time.

     Location of Closing:    Simpson Thacher & Bartlett, 425
                             Lexington Avenue, New York, New York
                             10017.

     Payment for the Notes:  Wire transfer of same day funds.

     Blue Sky Fees:          Up to $8,000.

     Opinion Modifications:  None.  Specify.

     Other securities being
       offered concurrently: $5,202,470 Principal Amount of Class B

                             7.53% Asset Backed Notes, Series 1996-1.

                             $5,202,470 Principal Amount of Class C
                             9.05% Asset Backed Notes, Series 1996-1.

     Other Modifications
       to the Underwriting
       Agreement:            All references in the Underwriting
                             Agreement to the Representative shall
                             refer to First Union.

                             Section 8 of the Underwriting Agreement
                             shall not apply.

                             All references in the Underwriting
                             Agreement to Underwriters shall refer to First Union.

                             Section 13 of the Underwriting Agreement shall be modified as set forth in the letter agreement dated as of April 11, 1996 among the Seller, the Servicer and First Union.


          The Underwriter agrees subject to the terms and provisions of the above referenced Underwriting Agreement, to purchase the principal amount of the above referenced Series of Notes set forth opposite its name on Schedule I hereto.

                             NEWCOURT RECEIVABLES CORPORATION

                             By:/s/ Daniel A. Jauernig

                                   Name:
                                   Title:

                             NEWCOURT CREDIT GROUP INC.

                             By:/s/ Daniel A. Jauernig

                                   Name:
                                   Title:

                             Accepted:

                             FIRST UNION CAPITAL MARKETS CORP.

                             By:/s/ Christopher R. Snyder

                                   Name:
                                   Title:


     First Union Capital Markets Corp.
     April 10, 1996

          The Underwriter agrees subject to the terms and provisions of the above referenced Underwriting Agreement which is incorpo-rated herein in its entirety and made a part hereof, to purchase the principal amount of the above referenced Series of Notes set forth opposite its name on Schedule I hereto.

                             FIRST UNION CAPITAL MARKETS CORP.

                             By:/s/ Christopher R. Snyder

                                   Name:
                                   Title:

                             Accepted:

                             NEWCOURT RECEIVABLES CORPORATION

                             By:/s/ Daniel A. Jauernig

                                   Name:
                                   Title:

                             NEWCOURT CREDIT GROUP INC.

                             By:/s/ Daniel A. Jauernig

                                   Name:
                                   Title:

                             NEWCOURT RECEIVABLES ASSET TRUST

                             By:  Chemical Bank Delaware,
                                       as Issuer Trustee

                             By:/s/ John J. Cashin

                                   Name:
                                   Title:


                                SCHEDULE I

                                UNDERWRITER


        $119,656,814 Principal Amount of Class A 6.79% Asset Backed Notes, Series 1996-1

                                                     Principal Amount

     First Union Capital Markets Corp.                $ 119,656,814